    As filed with the Securities and Exchange Commission on April 2, 2020.
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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    Rule 14a-6(e)(2))
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[X] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

              FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Important Notice

The following Notice relates to the proxy statement of First Trust/Aberdeen Global Opportunity Income Fund (the “Fund), dated February 14, 2020 (the “Proxy Statement”), made available to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund for use at the Fund’s Annual Meeting of Shareholders to be held Tuesday, April 7, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

This Notice Should be Read in Conjunction With the Proxy Statement

PRESS RELEASE	SOURCE: First Trust/Aberdeen Global Opportunity Income Fund

Notice That the Annual Meeting of Shareholders of First Trust/Aberdeen Global Opportunity Income Fund Will be Held as a Virtual Meeting on April 7, 2020

Wheaton, IL – (BUSINESS WIRE) – April 2, 2020 – First Trust/Aberdeen Global Opportunity Income Fund (the “Fund”) announced today that the Fund’s Annual Meeting of Shareholders that was postponed until April 7, 2020 (the “Annual Meeting”) will be held exclusively via AST Fund Solutions, LLC’s (“AST”) web-based portal (a “Virtual” meeting).

Due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic, recommendations from the federal government, and the shelter in place order from the Governor of the State of Illinois, the Fund’s Annual Meeting will be held exclusively as a Virtual meeting. As previously announced, the Annual Meeting will be held on April 7, 2020 at 12:00 p.m. Central Time. Online access to the Annual Meeting will begin at 11:30 a.m. Central Time. Shareholders will not be able to attend the Annual Meeting in person.

Attending the Virtual Meeting as a Shareholder of Record

Any shareholder of record as of the close of business on January 6, 2020 (i.e., you held your shares in your own name as reflected in the Fund’s records), is entitled to participate in and vote at the Annual Meeting or any postponement or adjournment thereof. You can attend the Annual Meeting by accessing https://web.lumiagm.com/279307086 and entering the 15-digit control number on the proxy card you previously received and the meeting password, fam2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of January 6, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to provide proof of your power (legal proxy) which you must obtain from your intermediary reflecting your Fund holdings. You may forward an e-mail from your intermediary or attach an image of your legal proxy and transmit it via e-mail to AST at attendameeting@astfinancial.com and you should label the e-mail “Legal Proxy” in the subject line. Requests for registration must be received by AST no later than 12:00 p.m. Central Time, on Monday, April 6, 2020. You will then receive confirmation of your registration, with a control number by e-mail from AST. At the time of the meeting, go to https://web.lumiagm.com/279307086 and enter your control number and the meeting password, fam2020.

Voting Shares

If you have already voted your shares in advance of the Annual Meeting, you do not need to vote again unless you wish to change your vote. If you are a record shareholder or you have registered as a beneficial owner and provided the requisite legal proxy, you can vote your shares electronically at the Annual Meeting by clicking on the “Cast Your Vote” link on the web-portal meeting center site. If you are a record shareholder you will need the unique control number from your proxy card included with the Proxy Statement. If you are a registered beneficial owner you will need the control number provided to you by AST.

Whether or not you plan to attend the Annual Meeting, if you have not already voted, we urge you to vote FOR the election of Robert F. Keith as a Class I Trustee and AGAINST a non-binding shareholder proposal and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy  materials for the Annual Meeting. The Proxy Statement is available on the Internet at https://www.ftportfolios.com/Retail/Cef/CefFundNews.aspx?Ticker=FAM. The proxy card included with the proxy materials previously distributed will not be updated to reflect that the Annual Meeting will be held as a Virtual meeting only, and the proxy card may continue to be used to vote your shares in connection with the Annual Meeting. Please contact AST at (800) 713-9960 with any questions regarding accessing Annual Meeting.

Contact

Jim Dykas 630-517-7665

Jeff Margolin 630-765-7643

Source: First Trust/Aberdeen Global Opportunity Income Fund